SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

H. J. Heinz Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following postcard was sent to H. J. Heinz Company shareholders:

An Important
Reminder:

The August 16th Heinz Shareholder Meeting is fast approaching. Don’t miss the chance to Make Your Voice Heard in this crucial proxy fight. Vote your WHITE card now via the Internet or telephone.

If you still plan to vote by mail, please mark, sign, date and mail your WHITE card today in the envelope that was provided.

Heinz has the right team, the right plan, the right brands and the right Board to deliver superior shareholder value.

Even if you voted earlier, please take the time to vote your WHITE card today.

This postcard represents the views of the H.J. Heinz Company. If you have any questions about voting your shares, please contact the Heinz proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or by e-mail at proxy@mackenziepartners.com

* * *

The following notice was sent to Heinz World Headquarters employees:

WHQ HAPPENINGZ

August 7, 2006

Employee Proxy Support

The best way employees who are shareholders can show their support for Heinz is to mark, sign, date, and mail all your WHITE cards.